STOCK PURCHASE AGREEMENT
                          dated as of February 8, 2001
                                 by and between

                         LADENBURG, THALMANN GROUP INC.,

               Joseph Berland Revocable Living Trust Dated 4/16/97

                                       and

                                 JOSEPH BERLAND

         This STOCK PURCHASE AGREEMENT dated as of February 8, 2001, is made and entered into by and between Ladenburg, Thalmann Group Inc., a Delaware corporation ("LTGI"), the Joseph Berland Revocable Living Trust dated 4/16/97 (the "Trust") and Joseph Berland, an individual residing at 1055 Stewart Avenue, Bethpage, NY 11714 ("Berland" and together with the Trust, the "Seller"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement (as defined below).

         WHEREAS, the Seller owns Three Million Nine Hundred Forty-Five Thousand Sixty (3,945,060) shares of common stock, par value $0.0001 per share, of GBI Capital Management Corp., a Florida corporation ("GBI") (such shares being referred to herein as the "Shares"); and

         WHEREAS, concurrently with the execution and delivery of this Agreement, and pursuant to a Stock Purchase Agreement dated February 8, 2001 (the "Stock Purchase Agreement") between GBI, New Valley Corporation, LTGI, Berliner Effektengesellschaft AG, a German corporation ("Berliner"), and Ladenburg, Thalmann & Co. Inc., a Delaware corporation ("Ladenburg") relating to GBI's acquisition of all of the outstanding shares of capital stock of Ladenburg from LTGI and Berliner, Seller desires to sell to LTGI, and LTGI desires to purchase, the Shares on the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the parties hereto intend to consummate the transactions contemplated by this Agreement and the Stock Purchase Agreement simultaneously;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                           SALE OF SHARES AND CLOSING

         1.01 Purchase and Sale. Seller agrees to sell to LTGI, and LTGI agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

         1.02 Purchase Price. The aggregate purchase price for the Shares is $3,945,060 (the "Purchase Price"), payable in immediately available United States funds at the Closing. LTGI will pay the Purchase Price by transfer of such funds to Seller to an account designated by Seller at least two business days before Closing. Simultaneously, Seller will assign and transfer to LTGI all of Seller's right, title and interest in and to the Shares by delivering to LTGI a certificate or certificates representing the Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached.

         1.03 Further Assurances. At any time or from time to time after the Closing, Seller shall execute and deliver to LTGI such other documents and instruments, provide such materials and information and take such other actions as LTGI may reasonably request more effectively to vest title to the Shares in LTGI, and otherwise to cause Seller to fulfill its obligations under this Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

                  Each party hereby represents and warrants to the other that such party as follows (except in the case of a representation and warranty stated as being made by a specific party):

         2.01 Organization. Such party has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

         2.02 Authority. The execution and delivery by such party of this Agreement, and the performance by such party of its obligations hereunder, have been duly and validly authorized by all necessary corporate or other action on the part of such party. This Agreement has been duly and validly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms.

         2.03 Capital Stock. Seller represents and warrants that: (a) the Shares are validly issued, fully paid and nonassessable; (b) Seller owns the Shares, beneficially and of record, free and clear of all Liens except those imposed by federal and state securities laws; (c) except for this Agreement, there are no outstanding options with respect to the Shares; and (d) the delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 1.02 will transfer to LTGI good and valid title to the Shares, free and clear of all Liens except those imposed by federal and state securities laws.

         2.04 No Conflicts. The execution, delivery and performance by such party of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) result in any breach or violation of or be in conflict with or constitute a default under the terms of any law, order, regulation or agreement or arrangement to which such party or (in the case of Seller) GBI or its subsidiaries, as the case may be, is a party or by which such party is bound, (ii) require any filing with or authorization by any governmental entity, other than filings with the Commission to report the transactions contemplated hereby or (iii) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such party is entitled under any provision of any agreement or other instrument binding on such party.

         2.05 Investment Representation. LTGI represents and warrants to Seller that it is an "accredited investor" as that term is defined under Rule 501 of Regulation D of the 1933 Act. LTGI understands that the Shares are "restricted," such that they may not be resold by it except pursuant to an effective registration statement under the 1933 Act or an exemption from the registration requirements thereof, and that the certificates representing such Shares shall bear a legend to this effect. It understands that its purchase of the Shares represents a speculative investment, involving a high degree of risk. It has had the opportunity to ask reasonable questions of the Seller and officers of GBI concerning the Shares and the business of GBI, and such questions have been answered to its full satisfaction.

                                  ARTICLE III
                                 MISCELLANEOUS

         3.01 Termination. Upon termination of the Stock Purchase Agreement prior to the occurrence of the Closing, this Agreement shall likewise terminate and be of no further force and effect.

         3.02 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to, with respect to LTGI, the address or facsimile number provided in the Stock Purchase Agreement or, with respect to Seller, the following address or facsimile number:

                  Joseph Berland
                  c/o GBI Capital Management Corp.
                  1055 Stewart Avenue
                  Bethpage, NY 11714
                  Facsimile No.: (516) 470-1050

All such notices, requests and other communications will be deemed given as provided in the Stock Purchase Agreement. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         3.03 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         3.04 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, Sellers shall be responsible for any documentary, stamp or similar transfer tax due on the sale of Shares under this Agreement.

         3.05 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

         3.06 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         3.07 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

         3.08 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of law and (b) that LTGI may assign any or all of its rights, interests and obligations hereunder to a wholly-owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment shall relieve LTGI of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         3.09 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         3.10 Consent to Jurisdiction and Service of Process. LTGI hereby irrevocably appoints the President of New Valley Corporation, at its offices at 590 Madison Avenue, 35th Floor, New York, New York 10022, its lawful agent and attorney to accept and acknowledge service of any and all process against it in any action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated thereby and upon whom such process may be served, with the same effect as if such party were a resident of the State of New York and had been lawfully served with such process in such jurisdiction, and waives all claims of error by reason of such service, provided that in the case of any service upon such agent and attorney, the party effecting such service shall also deliver a copy thereof to the other parties at the address and in the manner specified in Section 3.02. Seller hereby irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. LTGI and Seller will enter into such agreements with such agents as may be necessary to constitute and continue the appointment of such agents hereunder. In the event that such agent and attorney resigns or otherwise becomes incapable of acting as such, such party will appoint a successor agent and attorney in the City of New York, reasonably satisfactory to the other parties, with like powers. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the Borough of Manhattan in the City of New York in any such action, suit or proceeding arising out of or relating to this Agreement or any of the transactions contemplated thereby, and agrees that any such action, suit or proceeding shall be brought only in such court, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section
3.10 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding brought in such a court and any claim that any such action, suit or proceeding brought in such a court has been brought in an inconvenient forum.

         3.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         3.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

         3.13 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to principles of conflicts of law.

         3.14 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                             LADENBURG, THALMANN GROUP INC.

                                /s/ Victor Rivas
                             By:_______________________________
                                  Name:  Victor Rivas
                                  Title:


                             JOSEPH BERLAND

                                /s/ Joseph Berland
                             _________________________________


                             Joseph Berland Revocable Living Trust dAtEd 4/16/97

                                /s/ Joseph Berland
                             By:_______________________________
                                  Name:  Joseph Berland
                                  Title: